                              MEDIAONE GROUP, INC.,
                                     Issuer,



                                   AT&T CORP.,
                                   Guarantor,



                                       and


                           BANK ONE TRUST COMPANY, NA,
                (successor to The First National Bank of Chicago)
                                     Trustee







                          FIFTH SUPPLEMENTAL INDENTURE
                           Dated as of August 10, 2000

             Supplemental to Indenture dated as of November 13, 1995

     FIFTH SUPPLEMENTAL INDENTURE, dated as of August 10, 2000 (this "Supplemental Indenture"), made and entered into by and among MediaOne Group, Inc., a corporation organized and existing under the laws of the State of Delaware having its principal office at 188 Inverness Drive West, Englewood, CO 80112 (the "Company"), AT&T Corp., a corporation organized and existing under the laws of the State of New York having its principal office at 32 Avenue of Americas, New York, NY 10013-2412 (the "AT&T") and Bank One Trust Company, NA, a national banking association duly organized and existing under the laws of the United States, as Trustee (the "Trustee") under the indenture of the Company (the "Indenture") dated as of November 13, 1995.

     WHEREAS, Section 9.01(6) of the Indenture provides that the Company and Trustee may enter into one or more indentures supplemental to the Indenture without the consent of any Securityholder to make any change in the Indenture that does not adversely affect the rights of any Securityholder in any material respect; and

     WHEREAS Bank One Trust Company, NA has succeeded The First National Bank of Chicago as Trustee under the Indenture pursuant to the transfer of substantially all of the corporate trust business of The First National Bank of Chicago to Bank One Trust Company, NA; and

     WHEREAS, the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

     WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture, and all things necessary have been done to make this Supplemental Indenture a valid agreement of the Company; and

     WHEREAS, the Guarantor has duly authorized the execution and delivery of this Supplemental Indenture, and all things necessary have been done to make this Supplemental Indenture a valid agreement of the Guarantor;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

                                    ARTICLE I
                    Certain Provisions of General Application

     SECTION 1.1. DEFINITIONS.

     For all purposes of the Indenture and this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (1) the terms defined in this Article have the meanings assigned to them in this Article;

     (2) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

     (3) capitalized terms used but not defined herein and in the Recitals are used as they are defined in the Indenture.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Guarantee" means any guarantee of the obligations of the Company in respect of the PIES Securities under the Indenture and the PIES Securities by any Person in accordance with the provisions of the Indenture. When used as a verb, "Guarantee" shall have a corresponding meaning.

     "Guarantor" means any Person that incurs a Guarantee; PROVIDED that upon the termination of the obligations of such Person in accordance with the Indenture, such Person shall cease to be a Guarantor.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "PIES Securities" means the 6 1/4% Exchangeable Notes due August 15, 2001, representing Premium Income Exchangeable Securities and the 7.00% Exchangeable Notes due November 15, 2002, representing Premium Income Exchangeable Securities

     SECTION 1.2. EFFECT OF HEADINGS.

     The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     SECTION 1.3. SUCCESSORS AND ASSIGNS.

     All covenants and agreements in this Supplemental Indenture by the Company and the Guarantor shall bind their respective successors and assigns, whether so expressed or not.

     SECTION 1.4. SEPARABILITY.

     In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 1.5. CONFLICT WITH TRUST INDENTURE ACT.

     If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     SECTION 1.6. BENEFITS OF SUPPLEMENTAL INDENTURE.

     Nothing in this Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

     SECTION 1.7. GOVERNING LAW.

     THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                   ARTICLE II
                              SUCCESSOR CORPORATION

     Section 5.01 of the Indenture is amended in its entirety to read as follows:

     "SECTION 5.01. WHEN THE COMPANY AND GUARANTOR MAY MERGE, ETC.

     The Company and the Guarantor may consolidate with, or merge into, or be merged into, or transfer or lease its properties and assets substantially as an entirety to, any Person provided (i) that the Person is a corporation which assumes by supplemental indenture all the obligations of the Company and the Guarantor, as the case may be, under the Securities and any coupons appertaining thereto and under this Indenture; and (ii) that after giving effect thereto, no Default or Event of Default shall have occurred and be continuing. Thereafter, all such obligations of the Company or the Guarantor, as the case may be, shall terminate."

                                   ARTICLE III
                                    GUARANTEE

     The Indenture is amended to include the following Article 10A after Article 10 thereof:

                                  "ARTICLE 10A
                                    GUARANTEE

     SECTION 10A.1. GUARANTEE.

     The Guarantor hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the PIES Securities, when due, whether on maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company in respect of the PIES Securities under this Indenture (including obligations to the Trustee) and the PIES Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company in respect of the PIES Securities whether for expenses, indemnification or otherwise under this Indenture and the PIES Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). The Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor, and that the Guarantor shall remain bound under this Article 10A notwithstanding any extension or renewal of any Guaranteed Obligation.

     The Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the PIES Securities or the Guaranteed Obligations. The obligations of the Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the PIES Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the PIES Securities or any other agreement relating to this Indenture or the PIES Securities; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) any change in the ownership of the Guarantor, except as provided in Section 5.01.

     The Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company's or the Guarantor's obligations hereunder prior to any amounts being claimed from or paid by the Guarantor hereunder. The Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against the Guarantor.

     The Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

     Except as expressly set forth in Sections 5.01 and 10A.2, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the PIES Securities or any other agreement relating to this Indenture or the PIES Securities, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

     The Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. The Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

     In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.

     The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. The Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 of this Indenture for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in such
Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for purposes of this Section 10A.1.

     The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10A.1.

     SECTION 10A.2. LIMITATION ON LIABILITY.

     Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Guaranteed Obligations guaranteed hereunder by the Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     SECTION 10A.3. NO WAIVER.

     Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10A shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10A at law, in equity, by statute or otherwise.

     SECTION 10A.4. MODIFICATION.

     No modification, amendment or waiver or any provision of this Article 10A, nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances."

                                   ARTICLE IV
                             AGREEMENT TO GUARANTEE

     SECTION 4.1. AGREEMENT TO GUARANTEE.

     AT&T hereby agrees to unconditionally guarantee the Company's obligations under the PIES Securities on the terms and subject to the conditions set forth in Article 10A of the Indenture and to be bound by all other applicable provisions of the Indenture and the PIES Securities.


                                    ARTICLE V
                                  MISCELLANEOUS

     SECTION 5.1. CONFIRMATION OF INDENTURE.

     The Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

     SECTION 5.2. CONCERNING THE TRUSTEE.

     The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture.

                              -------------------

     This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                       MEDIAONE GROUP, INC.


                                       By:
                                          ------------------------------
                                          Name:
                                          Title:


Attest:
       ------------------------------
       Name:
       Title:


                                       AT&T CORP.


                                       By:
                                          ------------------------------
                                          Name:
                                          Title:


Attest:
       ------------------------------
       Name:
       Title:


                                       BANK ONE TRUST COMPANY, NA,
                                          as Trustee


                                       By:
                                          ------------------------------
                                          Name:
                                          Title:


Attest:
       ------------------------------
       Name:
       Title:

STATE OF         )
                 )       SS:
COUNTY OF        )


     On the   day of ___________, 2000, before me personally came___________
__________________________, to me known, who, being by me duly sworn, did depose and say that she/he is the ______________________ of MEDIAONE GROUP, INC., one of the corporations described in and which executed the foregoing instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she/he signed her/his name thereto by like authority.

                                       -----------------------------------
                                                   Notary Public



SEAL



STATE OF         )
                 )         SS:
COUNTY OF        )


     On the   day of ___________, 2000, before me personally came___________
__________________________, to me known, who, being by me duly sworn, did depose and say that she/he is the ______________________ of Bank One Trust Company, NA, one of the corporations described in and which executed the foregoing instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she/he signed her/his name thereto by like authority.

                                       -----------------------------------
                                                   Notary Public

SEAL